                                                               ----------------
                                                               REDACTED VERSION
                                                               ----------------
                                 EXHIBIT 10.19

                                       TO

                               ICOS CORPORATION'S

                                   FORM 10-K

                               FOR THE YEAR ENDED

                               DECEMBER 31, 1996



          "[    *    ]" = omitted, confidential material, which material has
been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                                                   EXHIBIT 10.19
                            PAF-AH LICENSE AGREEMENT

          THIS PAF-AH LICENSE AGREEMENT ("Agreement") is made this 6th day of February, 1997, by and between ICOS CORPORATION, a Delaware corporation ("ICOS"), in favor and for the benefit of and with SUNCOS CORPORATION, a Delaware corporation ("Company"), pursuant to terms and conditions of that certain Shareholders' Agreement, dated December 18, 1996 (the "Shareholders' Agreement"), by and among ICOS, Suntory Limited, a Japanese corporation ("Suntory"), and the Company.

                                    RECITALS

          WHEREAS, ICOS, Suntory and the Company have entered into the Shareholders' Agreement with respect to the organization and capitalization of the Company to engage in the development, manufacture, production and sale of
PAF-AH Products (as defined in the Shareholders' Agreement) [   *    ] in
the Field of Activity (as defined in the Shareholders' Agreement);

          WHEREAS, in connection with the formation of the Company and the issuance of certain Common Stock of the Company to ICOS under Section 351 of the Internal Revenue Code of 1986, as amended, and in accordance with the
Shareholders' Agreement, ICOS is willing to [    *    ] the Background
Technology (as defined in the Shareholders' Agreement) in the Field of Activity (as defined in the Shareholders' Agreement) upon the terms set forth herein;

          NOW, THEREFORE, in full consideration of the sale and issuance to ICOS of three thousand (3,000) shares of Common Stock of the Company pursuant to the Shareholders' Agreement, ICOS and the Company hereby agree as follows:

                                   ARTICLE I

DEFINITIONS

        1.01       INCORPORATION BY REFERENCE

        Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Shareholders' Agreement.

        * Confidential Treatment Requested

                                   ARTICLE II

                        LICENSE OF BACKGROUND TECHNOLOGY

        2.01       LICENSE

          ICOS hereby grants [    *     ] to use the Background Technology,
which includes those items specifically set forth in Schedule A attached hereto, solely within the Field of Activity to make, use and sell PAF-AH Products in the
Field of Activity.  [    *    ]

        2.02       RIGHT TO SUBLICENSE

           ICOS also hereby grants to the Company [    *    ].

        2.03       LIMITATIONS

           No right or license is granted to the Company hereunder except as expressly specified in Sections 2.01 and 2.02.

                                  ARTICLE III

                             DISCLOSURE AND USE OF
                            BACKGROUND TECHNOLOGY.

        3.01       DISCLOSURE BY ICOS

          ICOS shall promptly and fully disclose the Background Technology to the Company and Suntory (on behalf of the Company).

        3.02       LIMITATION

          Except as expressly authorized by this Agreement or by the written consent of ICOS, during the term of this Agreement and thereafter, the Company shall keep confidential and shall not deliver, transmit or provide to any person other than a sublicensee under a license granted in accordance with Section 2.02, and shall not use, any Background Technology or authorize, cause or aid anyone else to do so.

        * Confidential Treatment Requested

        3.03       SURVIVAL

          The obligation of confidentiality imposed by the foregoing Section
3.02 shall survive termination of this Agreement for any reason whatsoever.

                                   ARTICLE IV

                             PATENT, COPYRIGHT AND
                           TRADE SECRET ENFORCEMENT

        4.01       ENFORCEMENT

          ICOS shall have the right to bring, defend and maintain, and the Company shall have the right, but not the obligation, to join in, any appropriate suit or action involving infringement of any patents or copyrights, misappropriation of any trade secrets or interference with any other intellectual property right included in the Background Technology licensed to the Company in the Field of Activity pursuant to this Agreement. Any amount recovered in such action or suit, whether by judgment or settlement, shall first be used to reimburse ICOS for its costs and expenses (including attorneys' fees) and then paid, in accordance with their interests, to the Company and the Parties in whose Territory (as described in Section 12.01 of the Shareholders' Agreement) the infringement, misappropriation or interference occurred.

          In the event ICOS fails or declines to take action to enforce any such patent, copyright, trade secret or other intellectual property right within
[   *    ] following receipt of notice and evidence of such infringement, misappropriation or interference, the Company and/or Suntory shall each have the right, but not the obligation, to bring any such suit or action. If the Company or Suntory finds it necessary to join ICOS in such suit or action, ICOS shall execute all papers and perform such other acts as may be reasonably required and may, at its option, be represented by counsel of its choice. The Company or Suntory, whichever brings such suit or action, shall pay to ICOS its reasonable expenses (excluding its attorneys' fees) in connection with such suit or action. If the Company or Suntory, whichever brings such suit or action, lacks standing to bring any such suit or action, then the Company or Suntory may cause ICOS to do so upon first undertaking to indemnify and hold ICOS harmless (to the extent permissible by law) from all consequent liability and to promptly reimburse all reasonable expenses (including attorneys' fees) stemming therefrom. Any amount recovered in any such suit or action, whether by judgment or settlement, shall be paid to or retained entirely by the Company or Suntory, whichever brought such suit or action.

        * Confidential Treatment Requested

        4.02       NOTICE OF INFRINGEMENTS

          Either Party hereto shall provide the other with reasonable notice of the evidence and existence of third parties, who come to the attention of such Party, who may be involved in activities which infringe or potentially infringe, misappropriate or potentially misappropriate or interfere with patents, copyrights or trade secrets concerning the Background Technology licensed to the Company in the Field of Activity pursuant to this Agreement.

                                   ARTICLE V

                            PATENT APPLICATIONS AND
                            COPYRIGHT REGISTRATIONS

        5.01       APPLICATIONS

          ICOS shall have the obligation of prosecuting and maintaining in force patent applications or patents and copyright registrations or copyrights, if any, covering the Background Technology. Any costs incurred by ICOS with
respect to the Background Technology identified in Schedule A, [  *   ].

          If ICOS declines to file, prosecute or maintain any patent application
or patent covering the Background Technology, [    *    ].

                                   ARTICLE VI

                         DISCLAIMER OF INDEMNIFICATION

        6.01       DISCLAIMER OF WARRANTIES

          ICOS EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE, [    *    ] WITH RESPECT TO THE BACKGROUND TECHNOLOGY
LICENSED HEREUNDER TO COMPANY BY ICOS.


        * Confidential Treatment Requested

                                  ARTICLE VII

                              TERM AND TERMINATION

        7.01       TERM

          This Agreement (including the license and rights granted under Sections 2.01 and 2.02) shall come into effect as of the date hereof and shall remain in full force and effect until termination pursuant to Section 7.02; provided, however, that upon liquidation or dissolution of the Company, other than in connection with a continuation of the business of the Company in some
other legal form, [   *     ].

        7.02       DEFAULT

          In the event that the Company or ICOS (the "Defaulting Party") shall default in a material obligation hereunder and fail to remedy such default within sixty (60) days after such default shall have been called to its attention by a notice in writing from the other Party, the other Party, at its option, may terminate its obligations to, and the rights of, the Defaulting Party under the license to the Background Technology granted herein upon ten
(10) days' written notice to the Defaulting Party, which termination shall be effective as of the occurrence of the event giving rise to the option to terminate.

        7.03       CONTINUING OBLIGATIONS

          Notwithstanding the termination of a party's obligations to or the rights of the Defaulting Party under this Agreement in accordance with the provisions of Section 7.01 or 7.02, the provisions of Sections 2.01, 2.02, 3.01 and 3.02, this Section 7.03 and Article VIII hereof shall survive such termination and continue in full force and effect for an indefinite term, except to the extent the confidential technology or information would not be deemed confidential pursuant to Section 3.02 of the Development Agreement.

                                  ARTICLE VIII

                    CONSISTENCY WITH SHAREHOLDERS' AGREEMENT

        8.01       SHAREHOLDERS' AGREEMENT

          The license of the Background Technology herein is granted pursuant to the Shareholders' Agreement and shall be governed by the provisions thereof to the extent

        * Confidential Treatment Requested
applicable. To the extent that there may be conflicts or inconsistencies between the provisions of this Agreement and those contained in the Shareholders' Agreement, the provisions of the Shareholders' Agreement shall prevail and govern interpretation.

                                   ARTICLE IX

                            CONSENTS AND APPROVALS

        9.01       BEST EFFORTS

          The parties hereto shall use their best efforts to obtain as soon as practicable any and all consents, approvals, orders or authorizations required to be obtained from any governmental authority with respect to the provisions hereof.

                                   ARTICLE X

                                    NOTICE

        10.01      NOTICES

          All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed to the Party to whom notice is to be given, by telex or facsimile, and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending):

        "ICOS"           ICOS Corporation
                         22021 - 20th Avenue S.E.
                         Bothell, WA 98021
                         U.S.A.
                         Attn:  President

        With a copy to:  Perkins Coie
                         1201 Third Avenue, 40th Floor
                         Seattle, WA 98101-3099
                         U.S.A.
                         Attn:  James R. Lisbakken, Esq.

        "Company"        Suncos Corporation
                         c/o Suntory Limited
                         The Garden Court 8-F
                         4-1 Kioi-cho, Chiyoda-ku
                         Tokyo 102, Japan
                         Attn:  President
                         Pharmaceutical Division

        With a copy to:  Suncos Corporation
                         c/o ICOS Corporation
                         22021 - 20th Avenue S.E.
                         Bothell, WA 98021
                         U.S.A.
                         Attn:  President

Any Party by giving notice to the others in the manner provided above may change such Party's address for purposes of this Paragraph 10.01.

                                   ARTICLE XI

                                 MISCELLANEOUS

        11.01      ENTIRE AGREEMENT

          This Agreement, together with any other written agreements between the Parties hereto referred to in the Shareholders' Agreement, sets forth the entire agreement of the Parties with respect to the subject matter hereof and may not be modified except by a writing signed by authorized representatives of the Parties hereto.

        11.02      HEADINGS

          Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        11.03      EXECUTION IN COUNTERPARTS

          This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute one instrument.

        11.04      FORCE MAJEURE

          It is agreed that each of the Parties hereto is excused from performing such acts as are required hereunder as may be prevented by or whose purpose is frustrated by Force Majeure. The Party so affected shall give notice to the other Party in writing promptly and thereupon shall be excused from such of its obligations hereunder as it is unable to perform on account of the Force Majeure throughout the duration thereof plus a period of thirty (30) days.

        11.05      APPLICABLE LAW

           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

        11.06      ASSIGNMENT ON WRITTEN CONSENT

          This Agreement may not be assigned in whole or in part by ICOS or the Company, except with the prior written consent of the other party; provided, however, that after termination of the Shareholders' Agreement for any reason, this Agreement may be assigned in whole or in part by the Company.

          To the extent the foregoing provision in Section 9.06 is unenforceable in the event of bankruptcy or insolvency of ICOS, no assignment of this Agreement by ICOS shall be permitted unless the assignee can demonstrate to the Company the assignee's ability to perform all ICOS's obligations under this Agreement, including, without limitation, the financial and technical ability to
(a) enforce, defend and maintain patents, copyrights and trade secrets and provide notices in accordance with Article IV and (b) prosecute and maintain in force patent applications and copyright registration in accordance with Article V.

        11.07      SEVERABILITY

          In the event any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. In such event, such invalid provision or provisions shall be validly reformed to as nearly approximate the intent of the parties as possible and if unreformable, shall be severed and deleted from this Agreement.

        11.08      NO WAIVER

          No failure or delay on the part of either Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or the remedies provided by law.

        11.09      TRADEMARKS AND TRADENAMES

          ICOS grants no rights to the Company in any trademarks or tradenames of ICOS or of any of its respective subsidiaries or affiliated companies.

        11.10      INDEMNITY

          The Company hereby (a) releases ICOS from any obligation to defend, indemnify or save the Company and its agents and employees harmless from and (b) agrees to defend, indemnify and save ICOS harmless from any and all costs, expenses (including attorneys' fees), liabilities, damages and claims for any injury or death to persons or damage to or destruction of property, or other loss, arising out of or in connection with any product made, used or sold by the Company or furnished pursuant to any provision hereunder.

        11.11      OTHER AGREEMENTS

          Any other provision of this Agreement notwithstanding, nothing in this Agreement shall obligate ICOS to disclose to the Company any information or to make available to the Company any materials in violation of an obligation of secrecy or a limitation of use imposed by a third party from whom such information or materials shall have been received.

        11.12      ATTORNEYS' FEES AND COSTS

          In the event of any action at law or in equity between the Parties hereto to enforce any of the provisions hereof, the unsuccessful Party or Parties to such litigation shall pay to the successful Party or Parties all costs and expenses, including actual attorneys' fees, incurred therein by such successful Party or Parties; and if such successful Party or Parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees may be included in and as part of such judgment. The successful Party shall be the Party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A Party not entitled to recover its costs shall not recover attorneys' fees.

        11.13      REMEDIES

          No right, power or remedy herein conferred upon or reserved to any Party is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of any Party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and shall be in addition to every other right, power or remedy pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by any Party of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by any Party of any or all such other rights, powers or remedies.

        11.14      BINDING EFFECT

           This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and assigns.

        11.15      SCHEDULE

           Schedule A attached hereto and referred to herein is hereby incorporated herein as though fully set forth.

        11.16      NUMBER AND GENDER

          Words in the singular shall include the plural, and words in a particular gender shall include either or both additional genders, when the context in which such words are used indicates that such is the intent.

        11.17      REPRESENTATIONS

          Each of the Parties hereto acknowledges and agrees (i) that no representation or promise not expressly contained in this Agreement has been made by any other Party hereto or by any of its agents, employees, representatives or attorneys; (ii) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and (iii) that each has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

        11.18      AGREEMENT TO PERFORM NECESSARY ACTS

          Each Party agrees to perform any further acts and execute and deliver any and all further documents and/or instruments which may be reasonably necessary to carry out the provisions of this Agreement and to carry out the business purposes of the Company.

        11.19      RIGHTS IN THE EVENT OF BANKRUPTCY

          All rights in the Background Technology granted under this Agreement to the Company by ICOS are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, a license of rights to "intellectual property" as defined in Section 101 of the U.S. Bankruptcy Code. The Company, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against ICOS under the U.S. Bankruptcy Code, the Company shall be entitled to complete access to (or a complete duplicate of, as appropriate) any Background Technology.

          IN WITNESS WHEREOF, ICOS and the Company have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding on them as of the date first above written.

                           ICOS CORPORATION

                           By    /s/ George B. Rathmann
                               --------------------------
                                 George B. Rathmann,
                                 Chairman of the Board, President and
                                 Chief Executive Officer

                           SUNCOS CORPORATION

                           By    /s/ George B. Rathmann
                               --------------------------
                                 George B. Rathmann,
                                 President and Chief Executive Officer


                           By    /s/ Terumi Nakajima
                               -----------------------
                                 Terumi Nakajima, Chairman of the Board

                                   SCHEDULE A

                             BACKGROUND TECHNOLOGY

1.        [    *    ].

2.        [    *    ].

3.        [    *    ].

4.        [    *    ].

5.        [    *    ].

6.        [    *    ].

7.        [    *    ].

8.        [    *    ].

9.        [    *    ].

10.       [    *    ].

11.       [    *    ].

12.       [    *    ].

13.       ICOS PAF-AH [    *    ].


        * Confidential Treatment Requested